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                                                                      Exhibit 21

                             URANIUM RESOURCES, INC.

                                  Subsidiaries

          Name                          DBA             State of Incorporation

URI, Inc.                               None                  Delaware
Hydro Resources, Inc.                 HRI, Inc.               Delaware
URI Minerals, Inc.                      None                  Delaware
Hydro Restoration Corporation           None                  Delaware
Belt Line Resources, Inc.               None                   Texas

Uranco, Inc.                            None                  Delaware


                                     E-10